                                                                    EXHIBIT 23.3




                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of BMC Software, Inc., of our report, dated April 10, 1997, on our audit of the financial statements of MAXM Systems, Inc. for the year ended September 30, 1996, as included in the Current Report on Form 8-K/A for Boole & Babbage, Inc. dated April 22, 1997 (File No. 000-13258), which report is included in the March 31, 1999 BMC Software, Inc. and Subsidiaries Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                       PricewaterhouseCoopers LLP




McLean, Virginia
May 4, 2000